UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 9, 2010

WSFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

WSFS FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN REPORT

Section 8 – Other Events

Item 8.01                      Other Events.

On February 9, 2010, the Registrant was advised that an executive of an armored car company based in Mount Vernon, New York, was arrested and charged with fraud and theft in connection with an ATM vault cash program.  This same armored car company also serves as an armored carrier for several customers of Cash Connect, a division of the Registrant’s subsidiary, Wilmington Savings Fund Society, FSB (“WSFS Bank”), that also provides ATM vault cash services.  Upon learning of the arrest, Cash Connect immediately notified all customers that may have been impacted.  Cash Connect has also assisted those customers in securing a new armored carrier.  Because the armored car company’s vaults were immediately locked down by federal authorities and the armored car company has been placed into receivership, the amount of funds at risk cannot be determined at this time.

Cash Connect experienced a similar incident in 2001.  In that instance, the Registrant had a full recovery of misappropriated funds because it had several layers of safeguards established in its operations.  Since that incident, Cash Connect imposed additional layers of protection for its funds, in addition to those in place in 2001.  The misappropriated funds in the 2001 incident were recovered through reimbursements from Cash Connect customers and other means.  In the event a loss is determined, the Registrant believes it has similar avenues of recovery, including reimbursements from Cash Connect customers and through insurance claims.

Based on preliminary estimates, the Registrant believes there is approximately $4.9 million that should have been in the vaults of the armored car carrier or in transit to those vaults.  Because of the lock-down by federal authorities, it is unknown if any or all of this amount is exposed to loss at this time.  If it is ultimately determined that a loss is probable and estimable, the Registrant will record the loss in the appropriate fiscal period.  If the Registrant is successful in making recoveries, it will record the recoveries in the period received, or when the receipt of such recoveries becomes certain.

Cash Connect is a very experienced leader in the ATM vault cash business and has developed solid controls using industry best practices.  On February 19, 2010, Cash Connect was awarded the 2009 Excellence Award by the ATM Industry Association, their highest honor.  They were selected as the outstanding company in the United States ATM industry based on long-term positive impact on improving the industry, excellence in technology and levels of service and leadership in applying best practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: February 19, 2010	By:	/s/ Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer (Duly Authorized Representative)